UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2015 (May 14, 2015)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.
Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

The 2015 annual meeting of stockholders (the “Annual Meeting”) of Windstream Holdings, Inc. (the “Company”) was held virtually on May 14, 2015 at 10:00 a.m. (central time) at www.virtualshareholdermeeting.com/WIN15. During the Annual Meeting, the Company’s stockholders voted on five proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 31, 2015. The voting results for each of the proposals are as follows.

1.  The stockholders elected nine persons nominated, as set forth in the Proxy Statement, to serve as a director of the Company, with the following vote results:

Name	Votes For	Votes Against	Votes For as a % of Votes Cast
Carol B. Armitage	325,480,945	5,942,676	98.21%
Samuel E. Beall, III	325,890,094	5,463,972	98.35%
Jeffrey T. Hinson	326,005,341	5,348,216	98.39%
Judy K. Jones	324,865,594	6,572,364	98.02%
William G. LaPerch	326,639,723	4,700,145	98.58%
William A. Montgomery	325,210,324	6,149,860	98.14%
Michael G. Stoltz	326,839,791	4,503,563	98.64%
Anthony W. Thomas	326,827,909	4,536,246	98.63%
Alan L. Wells	326,216,167	4,075,775	98.77%

Effective upon the Company’s spin-off of Communications Sales & Leasing, Inc. (“CS&L”) on April 24, 2015, Mr. Francis X. (“Skip”) Frantz resigned as a director of the Company to assume the role of Chairman of the Board of Directors of CS&L. As disclosed in the Proxy Statement, upon Mr. Frantz’s resignation the size of the Company’s Board of Directors was automatically reduced from ten to nine members. As a result, votes cast with respect to Mr. Frantz’s election were disregarded.

In addition to the votes for and against each nominee, the table below reports the number of shares that abstained from voting for each of the nominees, respectively:

Name	Votes Abstained
Carol B. Armitage	1,943,970
Samuel E. Beall, III	2,013,525
Jeffrey T. Hinson	2,014,034
Judy K. Jones	1,929,633
William G. LaPerch	2,027,723
William A. Montgomery	2,007,407
Michael G. Stoltz	2,024,237
Anthony W. Thomas	2,003,436
Alan L. Wells	3,075,649

The Company’s Bylaws require that each director nominee be elected by the affirmative vote of a majority of the votes cast for his or her election. The above reported abstentions, while counted for quorum purposes, had no effect on the outcome of the election of directors because they are not considered votes cast under this voting standard.

2. The stockholders voted upon and approved a non-binding advisory resolution on executive compensation, with the following vote results:

Votes For	Votes Against	Votes For as a % of Votes Cast
304,008,342	26,426,605	92.00%
2,932,644 shares abstained from voting on this proposal. Approval of this proposal required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

3. The stockholders voted upon and rejected amendments to the Certificate of Incorporation and Bylaws of the Company to enable stockholders to call special meetings of stockholders under certain circumstances, with the following results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Votes For as a % of Outstanding
325,809,823	4,958,147	2,599,621	191,877,807	53.85%
For the proposal to pass, the affirmative vote of two-thirds of the Company’s outstanding shares was required.

4. The stockholders voted upon and rejected amendments to the Certificate of Incorporation and Bylaws of the Company to eliminate super-majority voting provisions, with the following vote results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Votes For as a % of Outstanding
325,299,292	5,734,478	2,333,821	191,877,807	53.77%
For the proposal to pass, the affirmative vote of two-thirds of the Company’s outstanding shares was required.

5. The stockholders voted upon and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for 2015, with the following vote results:

Votes For	Votes Against	Votes For as a % of Votes Cast
518,182,944	4,516,512	99.14%

2,545,942 shares abstained from voting on this proposal. However, approval of this proposal required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

Broker Non-Votes: There were 191,877,807 broker non-votes reported for each of the proposals presented at the Annual Meeting, except Proposal No. 5 (ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accountant). While counted for quorum purposes, these broker non-votes had no effect on the outcome of Proposals No. 1 and 2 because broker non-votes are not considered votes cast under the Company’s majority of votes cast approval standard applicable to those proposals. Under the approval standards applicable to Proposals No. 3 and 4, the broker non-votes are considered votes cast and thus were treated as votes against each of those proposals. Proposal No. 5 was considered a routine matter upon which brokers and other nominees could vote uninstructed shares under applicable rules, and therefore no broker non-votes existed in connection with Proposal No. 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC

By:	/s/ Kristi Moody
Name:	Kristi Moody
Title:	Senior Vice President - Corporate Secretary

May 19, 2015